UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2018 (April 12, 2018)

PLY GEM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA		27513
(Address of principal executive offices)		(Zip Code)

(919) 677-3900

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On April 12, 2018, Ply Gem Holdings, Inc., a Delaware corporation (the “Company”), completed its previously announced merger with a subsidiary of Pisces Midco, Inc., a Delaware corporation (“Parent”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Parent and Pisces Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock of the Company (the “Common Stock”) outstanding immediately prior to the Effective Time was converted automatically into the right to receive $21.64 in cash, without interest (the “Merger Consideration”) and net of any deduction for applicable withholding taxes, if any, other than (i) any shares of Common Stock held in the treasury of the Company and any share of Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company (which were canceled and ceased to exist with no payment made with respect thereto) and (ii) shares of Common Stock with respect to which a stockholder properly demanded, and did not withdraw, appraisal pursuant to, and in compliance in all respects with, Section 262 of the General Corporation Law of the State of Delaware.

At the Effective Time, (i) each stock option of the Company that was outstanding immediately before the Effective Time was canceled, extinguished and converted into the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price of such stock option; (ii) each share of restricted stock of the Company (“Restricted Stock”) that was outstanding immediately prior to the Effective Time vested and was converted into the right to receive the Merger Consideration; and (iii) each restricted stock unit of the Company (“Restricted Stock Unit”) and each performance unit of the Company (“Performance Unit”) that was outstanding immediately prior to the Effective Time was converted immediately prior to the Effective Time into the right to receive (a) the Merger Consideration for Restricted Stock Units denominated in shares and Performance Units (with the assumption that performance has been achieved) and (b) the applicable fixed amount of the cash payment for Restricted Stock Units denominated in cash, in each case, without interest and less any applicable tax withholdings.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated herein by reference.

Also on April 12, 2018, Parent and certain of its wholly owned post-closing subsidiaries, including the Company, entered into each of (i) the Cash Flow Credit Agreement, dated as of April 12, 2018, by and among Parent, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Cash Flow Credit Agreement”), (ii) the ABL Credit Agreement, dated as of April 12, 2018, by and among Parent, the Canadian borrowers from time to time party thereto, the U.S. subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “ABL Credit Agreement”), and (iii) the Indenture, dated as of April 12, 2018, between Parent and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of April 12, 2018, between Parent and the Trustee, and the Second Supplemental Indenture, dated as of April 12, 2018, among Parent, the Company, the other guarantors party thereto and the Trustee (as so amended and supplemented, the “Indenture”). As of April 12, 2018, Ply Gem Industries, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Opco”), became a U.S. subsidiary borrower under the ABL Credit Agreement, and Gienow Canada Inc., a federally incorporated Canadian corporation and an indirect wholly owned subsidiary of the Company (“Gienow”), and Mitten Inc., an Ontario corporation and an indirect wholly owned subsidiary of the Company (“Mitten”), became Canadian borrowers under the ABL Credit Agreement.

Pursuant to these agreements and other ancillary agreements entered into in connection therewith, the Company and each of its wholly owned domestic subsidiaries, with certain exceptions, provided guarantees of (i) the obligations of Parent under the Cash Flow Credit Agreement, (ii) the obligations of Parent and each of the other borrowers under the ABL Credit Agreement and (iii) Parent’s 8.00% Senior Notes due 2026 (the “Notes”) issued pursuant to the Indenture. In addition, the obligations of the Canadian borrowers under the ABL Credit Agreement are guaranteed, subject to certain exceptions, by each Canadian subsidiary of each Canadian borrower. The obligations of Parent under the Cash Flow Credit Agreement and the guarantees thereof and the obligations of Parent and the U.S. subsidiary borrowers under the ABL Credit Agreement and the guarantees thereof, in each case, are secured by security interests in substantially all of the assets of each domestic borrower and guarantor, subject to certain exceptions. In addition, the obligations of the Canadian borrowers under the ABL Credit Agreement and the guarantees thereof made by their Canadian subsidiaries and by the domestic borrowers and guarantors are also secured by substantially all of the assets of such borrowers and guarantors, subject to certain exceptions. Each of these agreements contains representations, warranties, covenants and events of default that are customary for agreements of the applicable type.

The proceeds from the incurrence of obligations under the Cash Flow Credit Agreement and the ABL Credit Agreement and the issuance of the Notes were used to finance the acquisition by Parent of the Company and its subsidiaries and Atrium Corporation and its subsidiaries. This includes (a) the repayment of all obligations under (i) the Credit Agreement, dated as of January 30, 2014, among the Company, Opco, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent (as amended, supplemented, waived or otherwise modified from time to time, the “Existing Credit Agreement”), and (ii) the Second Amended and Restated Credit Agreement, dated as of November 5, 2015, among the Company, Opco, Gienow, Mitten, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, UBS AG, Stamford Branch, as U.S. Administrative Agent, as U.S. Collateral Agent, as U.S. Swing Line Lender and a U.S. L/C Issuer, Wells Fargo Capital Finance, LLC, as Co-Collateral Agent, Wells Fargo Bank, National Association, as a U.S. L/C Issuer, UBS AG Canada Branch, as Canadian Administrative Agent, as Canadian Collateral Agent, as Canadian Swing Line Lender and as a Canadian L/C Issuer, Credit Suisse AG Cayman Islands Branch, as a U.S. L/C Issuer, Credit Suisse AG, Toronto Branch, as a Canadian L/C Issuer, UBS Securities LLC, as Joint Lead Arranger and Joint Bookrunner, and Wells Fargo Capital Finance, LLC, as Syndication Agent, Joint Lead Arranger and Joint Bookrunner (as amended, supplemented, waived or otherwise modified from time to time, the “Existing ABL Agreement”), and (b) the redemption of all of the outstanding principal amount of Opco’s 6.50% Senior Notes due 2022 (the “Existing Notes”) issued pursuant to the Indenture, dated as of January 30, 2014, among Opco, the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (as amended and supplemented, the “Existing Indenture”). The Existing Credit Agreement, the Existing ABL Agreement and the Existing Indenture were each terminated in connection with such transactions. The material terms of the Existing Credit Agreement, the Existing ABL Agreement and the Existing Notes are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 12, 2018, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (“NYSE”) of the completion of the Merger and requested that trading in Common Stock be withdrawn from listing on the NYSE. The NYSE filed a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to Common Stock to report the delisting of Common Stock from the NYSE and suspend trading of Common Stock on the NYSE prior to the opening of trading on April 12, 2018.

The Company intends to file with the SEC a certificate of notice of termination on Form 15 with respect to its Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Merger Agreement, at the Effective Time, eight of the nine directors of the Company (Jeffrey T. Barber, John G. Forbes, Michael Haley, Timothy T. Hall, Frederick J. Iseman, Mary K. Rhinehart, Janice E. Stipp and Joost F. Thesseling) ceased to be directors of the Company. Gary E. Robinette will remain on the board of directors of the Company and Rajeev Amara, Nathan K. Sleeper, J.L. Zrebiec and Tyler Young were elected as directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were each amended and restated, and such amended and restated certificate of incorporation and bylaws became the certificate of incorporation and bylaws, respectively, of the Company. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 31, 2018, by and among Pisces Midco, Inc., Pisces Merger Sub, Inc. and Ply Gem Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Ply Gem Holdings, which was filed with the SEC on February 1, 2018)

3.1	Amended and Restated Certificate of Incorporation of Ply Gem Holdings, Inc.

3.2	Amended and Restated Bylaws of Ply Gem Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 16, 2018

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Executive Vice President, Chief Financial Officer and Secretary